Exhibit 10.22

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS DEBENTURE DOES NOT REQUIRE PHYSICAL SURRENDER HEREOF IN ORDER TO EFFECT A PARTIAL PAYMENT, REDEMPTION OR CONVERSION HEREOF. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS DEBENTURE MAY BE LESS THAN THE PRINCIPAL AMOUNT SHOWN BELOW.

VIRAL GENETICS, INC.

5% UNSECURED CONVERTIBLE DEBENTURE

San Marino, California	$250,000.00
Issue Date: July 1, 2010

FOR VALUE RECEIVED, VIRAL GENETICS, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of Vincent J. Davitt, an individual or its permitted successors or assigns (the "Holder") the sum of two-hundred and fifty thousand dollars ($250,000.00) in same day funds, on or before June 30, 2011 (the "Maturity Date"). The Holder may convert amounts of this Debenture into shares ("Conversion Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), on the terms and subject to the conditions set forth herein.

The Company has issued this Debenture in full satisfaction of invoices payable to Holder, copies of which are attached hereto, and which represent all amounts, liabilities and claims owed by Company to Holder as of the date hereof (the "Owed Amounts").

The Company's obligations under the Debenture, including without limitation its obligation to make payments of principal thereof and interest thereon, are unsecured.

The following terms shall apply to this Debenture:

1. DEFINITIONS.

"Applicable Interest Rate" means an annual rate equal to five percent (5%), computed on the basis of a 360-day year and calculated using the actual number of days elapsed since the Issue Date or the date on which Interest was most recently paid, as the case may be, and compounded monthly.

"Conversion Price" means the closing market price of the Company's common shares on the date of conversion as reported by www.pinksheets.com multiplied by 0.9.

"Default Interest Rate" means twelve percent (12%).

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"Issue Date" means the date on which this Debenture is issued.

"Maturity Date" has the meaning set forth in the preamble to this Agreement.

"Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, governmental authority or other entity.

All definitions contained in this Debenture are equally applicable to the singular and plural forms of the terms defined. The words "hereof', "herein" and "hereunder" and words of similar import referring to this Debenture refer to this Debenture as a whole and not to any particular provision of this Debenture.

2. PAYMENT.

(a)             Principal Payment. The Company shall pay to the Holder, in cash on or before the Maturity Date, the original principal amount of this Debenture (plus unpaid accrued interest thereon); provided, that if the Maturity Date is not a business day, such payment shall be made on the next succeeding business day. The Principal Payment that is due in cash and which is not paid on the Maturity Date shall bear interest until paid at the Default Interest Rate.

(b)            Interest Accrual. This Debenture shall bear interest on the unpaid principal amount hereof ("Interest") at the Applicable Interest Rate. The Company shall pay accrued and unpaid Interest on the Maturity Date and on any date on which the entire principal amount of this Debenture is paid in full (each referred to herein as an "Interest Payment Date").

(c)             Interest Payments. The Company shall pay Interest in cash by wire transfer of immediately available funds. Interest that is due in cash and which is not paid within thirty (30) business days of the applicable Interest Payment Date shall bear interest until paid at the Default Interest Rate.

(d)            Prepayment. The Company may prepay the unpaid principal and accrued interest of this Debenture in whole or in part at any time by delivery in immediately-available cash following 2 business days advance notice in writing.

3. CONVERSION_

(a)           Right to Force Conversion. Subject to the conditions and limitations specifically provided herein, Company may elect at its sole discretion to require the Holder to convert, at any time and from time to time after the Issue Date, all or any part of the outstanding and unpaid principal amount and accrued interest of this Debenture into such number of Shares as is determined in accordance with the terms hereof (a "Conversion").

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(b)          Conversion Notice. In order to require a conversion of principal and accrued interest of this Debenture, the company shall send to Holder by facsimile transmission, at any time prior to 5:00 p.m., Pacific Time, on the business day on which the Company wishes to effect such Conversion (the "Conversion Date"), a properly completed notice of conversion, in the form set forth on Annex I hereto, stating the amount of principal (and, if the Company so elects, Interest) to be converted and a calculation of the number of Shares issuable upon such Conversion (a "Conversion Notice"). The Holder may specify the name or names (if not the Holder) in which the Shares that are issuable on such Conversion shall be issued by notifying Company within 24 hours by facsimile transmission. The Holder shall not be required to physically surrender this Debenture to the Company in order to effect a Conversion, unless such Conversion would represent payment in full of the Debenture. The Company shall maintain a record showing, at any given time, the unpaid principal amount of this Debenture and the date of each Conversion or other payment of principal hereof.

(c)               Number of Shares; Conversion Price. The number of Shares to be delivered by the Company pursuant to a Conversion shall be equal to the principal amount of (and, if the Company so elects, Interest accrued on) this Debenture being converted divided by the Conversion Price.

(d)              Delivery of Common Stock Upon Conversion. Upon delivery of a Conversion Notice, the Company shall, no later than the close of business on the fifth (5th) business day following the Conversion Date set forth in such Conversion Notice (the "Delivery Date"), issue and deliver or cause to be delivered to the Holder the number of shares of common stock ("Shares") determined pursuant to paragraph 3(c) above. The Company shall effect delivery of the Shares to the Holder no later than the close of business on such Delivery Date by delivering to the Holder or its nominee physical certificates representing such shares. If any Conversion would create a fractional share, such fractional share shall be disregarded and the number of shares issuable upon such Conversion, in the aggregate, shall be the nearest whole number.

4. MISCELLANEOUS.

(a)             Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

(b)            Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Debenture shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a business day, in which case such delivery will be deemed to be made on the next succeeding business day and (ii) on the next business day after timely delivery to an overnight courier, addressed as follows:

If to the Company:

Viral Genetics, Inc.

2210 Huntington Drive, Suite 100

San Marino, CA 91108

Attn: Haig Keledjian, Chief Executive Officer

Tel: 626-334-5310

Fax: 626-334-5324

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If to the Holder:

Vincent J. Davitt

3620 Figueroa St. Glendale, Ca 91206

Tel: 818-667-1422

(c)             Amendments. No amendment, modification or other change to, or waiver of any provision of, this Debenture may be made unless such amendment, modification or change is set forth in writing and is signed by the Company and the Holder.

(d)            Transfer of Debenture. The Holder may sell, transfer or otherwise dispose of all or any part of this Debenture (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act and applicable state securities laws, or is exempt from registration thereunder. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of a Debenture in the principal amount acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new Debenture identical in all respects to this Debenture, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Debenture unless and until it receives written notice of the sale, transfer or disposition hereof.

(e)             Lost or Stolen Debenture. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver to the Holder a new Debenture identical in all respects to this Debenture.

(f)             Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

(g)            Successors and Assigns. The terms and conditions of this Debenture shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Debenture except as specifically required or permitted pursuant to the terms hereof.

(h)            Usury. This Debenture is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Debenture, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Debenture shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Debenture.

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IN WITNESS WHEREOF, the Parties have caused this Debenture to be signed in their name by a duly authorized officer on the date first above written.

VIRAL GENETICS, INC.

By: /s/ Haig Keledjian

Name: Haig Keledjian

Title: President

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ANNEX I

NOTICE OF CONVERSION

The Company hereby elects to require conversion of principal of and/or interest accrued on the _% Unsecured Convertible Debenture (the "Debenture") issued by it to ___________________ into shares of common stock ("Shares") of the Company according to the terms and conditions of the Debenture. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Debenture.

Date of Conversion:____________________________

Principal Amount of

Debenture to be Converted:______________________

Amount of Interest

to be Converted:_______________________________

Number of Shares of

Common Stock to be Issued:_____________________

Name of Holder:_______________________________

Address: ___________________________________

___________________________________________

___________________________________________

Signature: ___________________________________

Name:

Title:

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